UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BB&T Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 23, 2013.

Meeting Information

BB&T CORPORATION	Meeting Type: Annual Meeting
For holders as of: February 20, 2013
Date: April 23, 2013 Time: 11:00 AM EDT
	Location:	The W Hotel
The Great Room
401 North Fort Lauderdale Beach Blvd. Fort Lauderdale, Florida 33304

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Proxy Statement 2. BB&T’s Annual Report on Form 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 8, 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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Voting Items

The Board of Directors recommends you vote FOR the following:

1.	To elect nineteen directors to serve for one-year terms that will expire at the 2014 Annual Meeting of Shareholders.

	Nominees:

	01) John A. Allison IV	11)	Louis B. Lynn
	02) Jennifer S. Banner	12)	Edward C. Milligan
	03) K. David Boyer, Jr.	13)	Charles A. Patton
	04) Anna R. Cablik	14)	Nido R. Qubein
	05) Ronald E. Deal	15)	Tollie W. Rich, Jr.
	06) James A. Faulkner	16)	Thomas E. Skains
	07) I. Patricia Henry	17)	Thomas N. Thompson
	08) John P. Howe III, M.D.	18)	Edwin H. Welch, Ph.D.
	09) Eric C. Kendrick	19)	Stephen T. Williams
	10) Kelly S. King
The Board of Directors recommends you vote FOR the following proposals:
2.	To ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2013.
3.	To vote on an advisory resolution to approve BB&T’s overall pay-for-performance executive compensation program, commonly referred to as a “say on pay” vote.
The Board of Directors recommends you vote AGAINST the following proposals:
4.	To vote on a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures.
5.	To vote on a shareholder proposal regarding majority voting in director elections.

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